Exhibit 99.1

Press Release

Release date: March 3, 2016

Communications Sales & Leasing, Inc. Reports Fourth Quarter and Year End 2015 Financial Results

•	Revenues of $173.9 million for the quarter
•	AFFO and FFO, before transaction related costs, of $0.65 per diluted share for the quarter
•	EPS of $0.05 per diluted common share for the quarter

LITTLE ROCK, Ark, March 3, 2016 (GLOBE NEWSWIRE) -- Communications Sales & Leasing, Inc. ("CS&L" or the “Company”) (Nasdaq:CSAL) today announced its financial results for the fourth quarter and year end 2015.

FOURTH QUARTER RESULTS

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), attributable to common shares for the period was $92.8 million, and Adjusted FFO (“AFFO”) attributable to common shares was $97.8 million.  FFO and AFFO per diluted common share was $0.62 and $0.65, respectively.  Excluding the impact of $4.3 million of acquisition and transaction related costs, fourth quarter FFO was $97.2 million, or $0.65 per diluted common share.

Adjusted EBITDA and net income of CS&L was $166.1 million and $7.2 million, respectively.  Net income attributable to common shares was $6.8 million, or $0.05 per diluted share, for the period.

OUTLOOK

We anticipate full year 2016 FFO to range between $2.56 and $2.58 per diluted common share.  We expect AFFO to range between $2.57 and $2.59 per diluted common share, and net income attributable to common shares to range between $0.28 and $0.30 per diluted share for the same period.  Our current outlook estimates do not reflect the expected closing of the acquisition of PEG Bandwidth LLC (“PEG”) in April 2016 or future acquisitions or capital market transactions.

DIVIDENDS

As previously reported, on March 1, 2016 the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on April 15, 2016 to stockholders of record on March 31, 2016.

CONFERENCE CALL

CS&L will hold a conference call today to discuss this earnings release at 11:00 AM Eastern Time (10:00 AM Central Time).  The dial-in number for the conference call is (855) 542-4218 (or (412) 455-6084 for international callers) and the conference ID is 34167725.  The conference call will be webcast live and can be accessed on the Company’s website at www.cslreit.com.  A replay of the webcast will be available following the call on the Company’s website or by calling (800) 585-8367 (or (855) 859-2056) for international callers) and the conference ID is 34167725, beginning on March 3, 2016 at approximately 2:00 pm Eastern Time and will remain available for 14 days.

ABOUT CS&L

CS&L is an internally managed real estate investment trust engaged in the acquisition and construction of mission critical infrastructure in the communications industry.  CS&L currently owns 3.6 million fiber strand miles, 231,000 route miles of copper, and other property across 29 states.  Additional information about CS&L can be found on its website at www.cslreit.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and the conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations regarding CS&L’s financial position, results of operations, market position, growth opportunities, economic conditions and other similar forecasts and statements of expectation, including, but not limited to, expectations regarding CS&L’s full year fiscal 2016 results and the anticipated closing of the PEG acquisition.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements.  These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.  Factors which could materially alter our expectations with regard to the forward-looking statements or which could cause actual results to differ materially from our expectations include, but are not limited to: our ability to achieve some or all the benefits that we expect to achieve from our spin-off from Windstream Holdings; the ability and willingness of Windstream Holdings and any other customers to meet and/or perform their obligations under any contractual arrangements that are entered into with us, including master lease arrangements; the ability of Windstream Holdings and any other customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; our ability to generate sufficient cash flows to service our outstanding indebtedness; access to debt and equity capital markets; changes in the credit ratings of CS&L and our customers; fluctuating interest rates; our ability to retain key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; other risks inherent in ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that we fail to fully realize the potential benefits of the transaction or have difficulty integrating PEG; the possibility that the terms of the PEG transaction are modified; the risk that the PEG transaction agreements may be terminated prior to expiration; risks related to satisfying the conditions to the PEG transaction, including timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; and additional factors discussed in the Risk Factors sections of our reports filed with the SEC.

CS&L expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

This release contains certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Communications Sales & Leasing, Inc.

Consolidated Balance Sheet

(In thousands, except per share data)

Assets:	December 31, 2015
Real estate investments, net	$2,372,651
Cash and cash equivalents	142,498
Accounts receivable, net	2,083
Intangible assets, net	10,530
Straight-line rent receivable	11,795
Other assets	3,079
Total Assets	$2,542,636

Liabilities and Shareholders’ Deficit
Accounts payable, accrued expenses and other liabilities	$10,409
Accrued interest payable	24,440
Deferred revenue	67,817
Derivative liability	5,427
Dividends payable	90,507
Deferred income taxes	5,714
Notes and other debt	3,505,228
Total Liabilities	3,709,542

Commitments and contingencies

Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no
shares issued and outstanding	-
Common stock, $ 0.0001 par value, 500,000 shares authorized,
149,862 shares issued and outstanding	15
Additional paid-in capital	1,392
Accumulated other comprehensive income	(5,427)
Distributions in excess of earnings	(1,162,886)
Total shareholders’ deficit	(1,166,906)
Total Liabilities and Shareholders’ Deficit	$2,542,636

Communications Sales & Leasing, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

Revenues:	Three Months Ended December 31, 2015	Period from April 24 to December 31, 2015
Rental revenues	$167,483	$458,614
Consumer CLEC	6,449	17,700
Total revenues	173,932	476,314

Costs and expenses:
Interest expense	66,489	181,797
Depreciation and amortization	87,033	238,748
General and administrative expense	3,818	11,208
CLEC operating expense	4,854	13,743
Acquisition and transaction related costs	4,333	5,210
Total costs and expenses	166,527	450,706

Income before income taxes	7,405	25,608
Income tax expense	239	738
Net income	7,166	24,870
Participating securities’ share in earnings	(397)	(1,152)
Net income applicable to common shareholders	$6,769	$23,718

Earnings per common share:
Basic	$0.05	$0.16
Diluted	$0.05	$0.16

Weighted average number of common shares outstanding:
Basic	149,841	149,835
Diluted	149,841	149,835

Dividends declared per common share	$0.60	$1.64

Communications Sales & Leasing, Inc.

Consolidated Statement of Cash Flows

(In thousands)

Cash flow from operating activities:	Period from April 24 to December 31, 2015
Net income	$24,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	238,748
Amortization of deferred financing costs	4,832
Amortization of debt discount	5,172
Deferred income taxes	(1,211)
Straight-line rental revenues	(11,795)
Stock-based compensation	1,934
Other	(3)
Changes in:
Accounts receivable	(215)
Other assets	(1,148)
Accounts payable, accrued expenses and other liabilities	32,024
Net cash provided by operating activities	293,208

Cash flows from investing activities:
Consideration paid to Windstream Services	(1,035,029)
Landlord funded capital expenditures	(43,077)
Capital expenditures	(1,336)
Net cash used in investing activities	(1,079,442)

Cash flows from financing activities:
Proceeds from issuance of Term Loans	1,127,000
Deferred financing costs	(30,057)
Principal payment on debt	(10,700)
Common stock issuance costs	(656)
Dividends paid	(156,854)
Cash in-lieu of fractional shares	(19)
Net cash provided by financing activities	928,714
Net increase in cash and cash equivalents	142,480
Cash and cash equivalents at beginning of period	18
Cash and cash equivalents at end of period	$142,498

Supplemental cash flow information:
Cash paid for interest	$147,428
Cash paid for income taxes	$1,284

Non-cash investing and financing activities:
Issuance of notes and other debt to Windstream Services, net of deferred financing costs ($34,681)	$2,412,829
Tenant capital improvements	68,569
Accrual of dividends declared	90,507

Communications Sales & Leasing, Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands)

	Three Months Ended December 31, 2015	Period from April 24 to December 31, 2015
Net income applicable to common shareholders	$6,769	$23,718
Real estate depreciation and amortization	86,069	236,177
Participating securities share in earnings	397	1,152
Participating securities share in FFO	(410)	(1,218)
FFO applicable to common shareholders	92,825	259,829
Amortization of deferred financing costs	1,793	4,832
Amortization of debt discount	1,919	5,172
Stock based compensation	817	1,934
Acquisition and transaction related costs	4,333	5,210
Amortization of customer list intangibles	964	2,571
Straight-line rental revenues	(4,298)	(11,795)
Amortization of tenant funded capital improvements	(592)	(753)
Other	30	77
Adjusted FFO (“AFFO”) applicable to common shareholders	$97,791	$267,077

Per diluted common share:
EPS	$0.05	$0.16
FFO	0.62	1.73
AFFO	0.65	1.78

Weighted average common shares used to calculate diluted EPS, FFO and AFFO per common share	149,841	149,835

Communications Sales & Leasing, Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended December 31, 2015	Period from April 24 to December 31, 2015
Net income	$7,166	$24,870
Depreciation and amortization	87,033	238,748
Interest expense	66,489	181,797
Income tax expense	239	738
EBITDA	160,927	446,153
Stock based compensation	817	1,934
Acquisition and transaction related costs	4,333	5,210
Adjusted EBITDA	$166,077	$453,297

Adjusted EBITDA:
Leasing	$164,482	$449,340
Consumer CLEC	1,595	3,957
	$166,077	$453,297

Annualized Adjusted EBITDA(1)	$658,892	$656,561

As of December 31, 2015:		December 31, 2015
Notes and other debt (“Debt”)(2)		$3,639,300
Cash and cash equivalents		142,498
Net Debt		$3,496,802

Debt/Annualized Adjusted EBITDA		5.5x

Net Debt/Annualized Adjusted EBITDA		5.3x

(1)

Calculated as Adjusted EBITDA for the reported period divided by 92 days for the three months ended December 31, 2015, and 252 days for the period April 24 to December 31, 2015, respectively, and multiplied by 365 days.

(2)	Excludes $134.1 million of unamortized discounts and deferred financing costs.

Communications Sales & Leasing, Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2016
Net income applicable to common shareholders	$0.28 to $0.30
Real estate depreciation and amortization	2.28
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
FFO applicable to common shareholders(2)	$2.56 to $2.58
Amortization of deferred financing costs and debt discount	0.10
Stock based compensation	0.03
Amortization of customer list intangibles	0.02
Straight-line rental revenues	(0.12)
Amortization of tenant funded capital improvements and other	(0.02)
Adjusted FFO (“AFFO”) applicable to common shareholders(2)	$2.57 to $2.59

Weighted average common shares used to calculate diluted EPS, FFO and AFFO per common share (in thousands)	149,999

(1)

The foregoing projections reflect management’s current view excluding the expected closing of the acquisition of PEG in April 2016, the impact of future acquisitions, capital market transactions, changes in market conditions, and other factors.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO applicable to common shareholders and AFFO applicable to common shareholders due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to FFO (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)).  AFFO, EBITDA and Adjusted EBITDA in our analysis of our operating results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that FFO, AFFO, EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance of a real estate investment trust (“REIT”).

Historical cost accounting for real estate assets implicitly assumes that the value of the real estate diminishes predictably over time.  However, since real estate values have historically risen or fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting could be less informative.  Thus, NAREIT created Funds From Operations, or “FFO”, as a supplemental measure of operating performance for REIT’s that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  The Company uses the NAREIT definition of FFO.  NAREIT defines FFO as net income applicable to common shareholders (computed in accordance with GAAP) excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment changes.

The Company defines Adjusted Funds From Operations, or “AFFO”, as FFO excluding (i) non-cash revenues and expenses such as stock-based compensation expense, amortization of debt discounts, amortization of deferred financing costs, amortization of intangible assets, straight line rental revenues, revenue associated with the amortization of tenant funded capital improvements and (ii) the impact, which may be recurring in nature, of acquisition and transaction related expenses, the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items. We believe that the use of FFO and AFFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful.  We consider FFO and AFFO to be useful measures for reviewing comparative operating and financial performance.  In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as acquisition and transaction related costs.  However, FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements.

We define EBITDA as net income, as defined by GAAP, before interest, taxes, depreciation and amortization.  Adjusted EBITDA represents EBITDA less stock-based compensation expense and the impact, which may be recurring in nature, of acquisition and transaction related costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early  repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items.  We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis, and serve as an indicator of our ability to service debt.  Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.

Annualized Adjusted EBITDA is calculated by dividing Adjusted EBITDA for the reported period by 92 days and 252 days for the three months ended December 31, 2015 and the period April 24 to December 31, 2015, respectively, and multiplying it by 365 days.  Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other REITs to calculate these measures, and, therefore, may not be comparable to such other REITs.  Annualized Adjusted EBITDA has not been prepared on a proforma basis in accordance with Article 11 of Regulation S-X.

Our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or define EBITDA, Adjusted EBITDA, and AFFO differently than we do.

INVESTOR CONTACT:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@cslreit.com